ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-253385
November 01, 2022

Monthly Performance Report - October 2022 About AiPEX6 The AI Powered US Equity Indexes are the first and only rules-based equity strategies to use IBM Watson's Artificial Intelligence ("AI") capabilities to turn data into investment insight. AiPEX6 is a risk controlled, excess return index, developed by HSBC and EquBot Inc. AiPEX6 is comprised of publicly traded companies, selected using objective artificial intelligence techniques to dynamically create the portfolio on a monthly basis. Index Return Summary: Historical Simulated* 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1000 1500 2000 2500 Index Overview Website: aipex6.gbm.hsbc.com Bloomberg Ticker: AIPEX6 Index Geographical Focus: United States Launch Date: 11/19/2019 Type of Return: Excess Return Index Sponsor: EquBot, Inc. Index Calculation Agent: Solactive AG Index Fee: 0.85% per year Index Performance: Historical Simulated* 1 Month 2.11% YTD -7.11% 1Y -9.32% 3Y 0.60% 5Y 5.07% 10Y 59.18% 10Y Annualized Volatility 5.96% 10Y Sharpe Ratio 0.29 Cumulative Return 123.09% Top 10 Holdings: As of 10/31/2022 Index Weight(%) Sector ADVANCED MICRO DEVICES 4.3% Electronic Technology MODERNA INC 3.4% Health Technology KRAFT HEINZ CO/THE 2.9% Consumer Non-Durables AMERICAN EXPRESS CO 2.9% Finance VERTEX PHARMACEUTICALS INC 2.3% Health Technology BAKER HUGHES CO 2.2% Industrial Services NEWMONT CORP 2.0% Non-Energy Minerals JPMORGAN CHASE CO 1.5% Finance AMGEN INC 1.4% Health Technology MERCK CO. INC. 1.4% Health Technology Total 24.1% Annual Index Performance: Historical Simulated* 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 -0.1% 4.5% 7.8% -5.6% 12.3% 8.8% -0.5% 4.9% 19.3% 5.8% -0.5% 5.6% 17.0% -2.5% 5.7% 3.3% 2.4% * Source: Solactive, EquBot, HSBC, Bloomberg, from 04/30/2004 to 10/31/2022. The graph and tables above set forth the hypothetical back-tested performance of the Index from April 30, 2004 through November 19, 2019 and actual index performance thereafter. See the risk factors and "Use of Simulated Returns" herein. ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration No. 333-253385 November 01, 2022